[LOGO OF MICRONPC.COM]

                               October 20, 2000

Jill D. Smith
17 Union Park
Boston, MA 02118

           Re:  Letter Agreement (Separation of Employment) - Final

Dear Jill:

     This letter confirms the acceptance by Micron Electronics, Inc. ("Micron" or the "Company") of your resignation. This letter (the "Letter Agreement"), in conjunction with your Employment, Severance, and Noncompete Agreement with the Company, dated March 22, 1999 (the "Employment Agreement"), sets forth the terms of your employment and departure from your current positions at Micron and HostPro, Inc. ("HostPro"). The terms of this Letter Agreement are subject to approval by the Boards of Directors of the Company and of HostPro, Inc. ("HostPro") to be sought upon your signing below.

     Your resignation as an officer and employee and your employment with Micron and HostPro will terminate effective October 24, 2000 (the "Termination Date"). You will, as part of this Letter Agreement, provide letters in the form attached as Attachment A covering the resignation of positions you have held as director of any Company subsidiaries or affiliates, effective upon the Termination Date.

     Subject to the conditions stated elsewhere in this Letter Agreement and to your signing and not revoking the Release of Claims attached as Attachment C, you will be granted an option to purchase 125,000 shares of HostPro Common Stock (the "Option") under HostPro's 2000 Equity Incentive Plan II (the "HostPro Plan"). The Option will be granted pursuant to the Notice of Grant in the form attached as Attachment B, subject to all of the terms and conditions of such Notice of Grant and the Plan.

     You and the Company agree that no benefits, incentives, bonuses, or severance compensation are owed to you pursuant to the Employment Agreement. The foregoing notwithstanding, and subject to the conditions stated elsewhere in this Letter Agreement and to your signing and not revoking the Release of Claims attached as Attachment C, the Company agrees to pay to you base salary through the Termination Date, plus severance compensation in the gross amount of $404,600.00, less applicable federal, state and local withholdings and other authorized deductions, if any, which severance compensation will be due as of the Effective Date (as the term "Effective Date" is defined below) and paid as soon as reasonably practicable thereafter.

     After the Termination Date, you will not be entitled to any payment under any Company or HostPro bonus, incentive, profit sharing, or pay for performance plan or program. Except as specifically set forth in this Letter Agreement, all employee benefits heretofore provided by the Company or HostPro will cease immediately upon your Termination Date.

     The Company will assume the monthly rental obligation ($2,450.00 per month) under your apartment lease in Los Angeles, 1840 S. Beverly Glen, Los Angeles, California, 90025, for the remainder of the current lease term, or up to 7 months, whichever is less. The Company agrees to provide relocation services through its regular provider of such services for the purpose of relocating your car and your personal property and effects from Los Angeles, CA to Boston, MA, up to a total expense of $8,000.00.

     Your health, dental and vision insurance benefits, if any, will continue until October 31, 2000, at the levels presently being provided to you as of the Termination Date, including, if applicable, the dependent coverage in effect as of the Termination Date, subject to Company-wide adjustments, if any. During the applicable period after the Termination Date, you will have the right, if in accordance with applicable law, to elect COBRA benefits in the form of "continuation coverage" as that term is defined in Section 602 of the Employee Retirement Income Security Act, Title 29, Section 1162 of the United States Code ("ERISA"); provided, however, that you execute any necessary documents or do such other acts as the Company or its insurers or administrators may require to effect continuation coverage, including, without limitation, payment by you of applicable premiums or fees.

     You understand that all of the stock options that the Company granted to you under the Micron Electronics, Inc. 1995 Stock Option Plan (the "Option Plan") will be governed in accordance with the terms and conditions of the respective notices of grant and the Option Plan, including without limitation the provisions with respect to vesting and expiration of the stock options. You acknowledge that none of the stock options or any portion thereof will vest or accelerate due to termination of your employment with Micron or pursuant to the Employment Agreement.

     You agree to abide by and hereby reaffirm all of your obligations and covenants under the Employment Agreement, including without limitation all of the terms and conditions relating to your agreement not to compete or solicit. You acknowledge that the twelve (12) month period referred to as part of the "Period of Restriction" (as that term is defined in the Employment Agreement) will begin on the "Termination Date" as defined in this Letter Agreement.

     You agree to return all Company and HostPro materials, equipment, documents or other property, if any, in your possession on or before your last day of work, or within a reasonable period of time thereafter which in any event shall not extend beyond October 31, 2000; provided, however, that you will be allowed to keep the laptop computer, desktop computer, and cellular telephone currently in your possession, subject to the terms and conditions set forth below. You understand and acknowledge that your obligations with respect to any confidentiality or non-disclosure agreements with the Company and HostPro will continue after your employment in accordance with the terms of such agreements.

     The Company agrees to transfer to you ownership of (i) the laptop computer (#2225599-0001), (ii) the desktop computer in Boston, MA (#145-0542-001), and
(iii) the cell phone (#25316029073) (without continuation of telephone or connection services), which items you received from the Company for use during your employment (collectively, the "Equipment"). You and the Company acknowledge and agree that the fair market value of the Equipment will be set at $750.00. You understand and agree that the Company will issue an appropriate tax form (Form 1099, W-2, or other) in order to properly account for the transfer of the Equipment for compensation and tax purposes, as determined necessary by the Company in its sole discretion. You warrant and represent to the Company that you will immediately remove or delete all Company confidential information from the computers referenced above, except that you must return to the Company any such information which is either solely in your possession or critical to the performance of the Company's business. You further warrant and represent that you will be solely responsible for obtaining an appropriate license for use or continued use of any software on the computers referenced above, if necessary.

     THE EQUIPMENT IS PROVIDED "AS IS" AND THE COMPANY SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL COMPANY BE LIABLE TO YOU OR OTHER PERSONS FOR ANY DAMAGES, INCLUDING LOSS OR PROFIT OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     In consideration for the benefits outlined herein, the covenants and conditions set forth in this Letter Agreement and the Employment Agreement, and intending to be legally bound thereby, you agree to execute the Release of Claims ("Release of Claims") in the form attached as Attachment C. You promise to execute and deliver the Release of Claims no later than twenty-two (22) days from the date this Letter Agreement was presented to you. The obligation to provide you with benefits and severance compensation under this Letter Agreement is conditioned upon your execution and prior delivery of the originals of this Letter Agreement and the Release of Claims, provided you have not revoked the Release of Claims.

     Upon receipt from you of the executed originals of this Letter Agreement and the Release of Claims, the Company and HostPro agree to release any and all claims that either of them has or may have against you at any time on or before your Termination Date. The release provided to you pursuant to this paragraph will not apply to any claims arising from or relating to this Letter Agreement, the Employment Agreement, or the enforcement of any terms and conditions of this Letter Agreement or the Employment Agreement. On the Effective Date, the Company will deliver to you a Release of Claims substantially in the form attached as Attachment D.

     You agree to hold the terms of this Letter Agreement confidential. You may disclose the terms to your spouse, accountant, attorney, financial advisor, and taxing authorities only as may be necessary to enforce any obligations of the Company or HostPro hereunder or under the Option, for your legal and financial affairs or as required by law. Except for these disclosures, you agree not to reveal the terms of this Letter Agreement. You understand that the Company and HostPro will have a legal obligation to, and will, disclose the terms of this Letter Agreement, but will do so only to the extent required under applicable law or regulation.

     You on the one hand, and the Company's officers and directors on the other hand, mutually agree not to disparage or defame each other or the other's officers, directors, employees, agents, shareholders, parents, subsidiaries or affiliates in any manner likely to be harmful to any of them or their business, or their business reputation or personal reputation. However, you and the Company acknowledge that the other may respond accurately and fully to any question, inquiry or request for information when required by legal process, or applicable law or regulation.

     This Letter Agreement, the Employment Agreement, and the attachments to this Letter Agreement contain the entire agreement and understanding between the Company and you with respect to the subject matter therein, and supersede and replace all prior negotiations and agreements among the parties. You acknowledge that you have not executed this Letter Agreement or the Release of Claims in reliance upon any promise, representation or warranty not contained in this Letter Agreement or in the Employment Agreement.

     You acknowledge that (a) you have been advised in writing to consult with an attorney prior to executing this Letter Agreement and the Release of Claims;
(b) you have read the Release of Claims and understand the effect of your releases and that you are releasing legal rights; (c) your releases do not apply to any rights or claims that may arise after the date you sign the Release of Claims; (d) you have twenty-two (22) days to consider this Letter Agreement and the Release of Claims, and that if you sign it in less than twenty-two (22) days you do so voluntarily; (e) you are aware of certain rights to which you may be entitled under certain statutes and laws identified in the Release of Claims, including without limitation the federal Age Discrimination in Employment Act; and (f) as consideration for executing this Letter Agreement and the Release of Claims, you have received additional consideration, benefits and compensation of value to which you would not otherwise be entitled.

     By signing this Letter Agreement below, you acknowledge that you have been given a period of at least twenty-one (21) days for your consideration of the offer in this Letter Agreement. You further acknowledge that you initially received this Letter Agreement on October 18, 2000, and that any changes, whether material or immaterial, to this Letter Agreement will not restart the running of the twenty-one (21) day period.

     This Letter Agreement will be binding when executed by you. Once you execute the Release of Claims, however, you will have a period of seven (7) days from the date immediately following the date of your execution of the Release of Claims in which you may revoke, at your sole election, both this Letter Agreement and the Release of Claims. Notice of any revocation is requested in writing, addressed to the Company's General Counsel. In the event you do not exercise your right to revoke this Letter Agreement and the Release of Claims, the Letter Agreement will remain in effect and the Release of Claims will become effective and irrevocable on the date immediately following the seven-day revocation period described above (the "Effective Date"). If you elect to revoke this Letter Agreement or the Release of Claims, you will not be eligible for any of the benefits offered in this Letter Agreement, your resignation will be effective, and you must repay and will lose the benefit of any compensation and benefits you have received to date under this Letter Agreement.

     You agree that this Letter Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Idaho.

     You agree that this Letter Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Letter Agreement, duly executed by you and the CEO of the Company or me. To the extent that there is any inconsistency or conflict between the express terms of this Letter Agreement and the express terms of the Employment Agreement, we agree that the Letter Agreement shall control.

     This Letter Agreement may be executed in counterparts. Executed originals (or counterpart originals) of this Letter Agreement may be delivered by telefacsimile transmission, which telefacsimile transmission copies shall be deemed as effective as originals.

     If you have any questions concerning this Letter Agreement, please feel free to contact me. In order to reflect your agreement with these terms, please sign and return the enclosed originals of this Letter Agreement and the Release of Claims to me as set forth above.

                                      Sincerely,



                                      MICRON ELECTRONICS, INC.

                                      /s/

                                      Savino R. (Sid) Ferrales
                                      Sr. Vice President, Human Resources


Attachments:  Attachment A: Resignation Letter(s)
              Attachment B: Notice of Grant
              Attachment C: Release of Claims (by Company)
              Attachment D: Release of Claims (by Employee)

ACCEPTANCE
----------

I hereby accept the Company's offer of benefits, severance compensation, and the other terms and conditions of this Letter Agreement dated October 20, 2000.

Dated October 20, 2000


 /s/
-------------------------
Jill D. Smith (Signature)

                                 Attachment A
                                 ------------

                            RESIGNATION LETTER FORM


                               October 23, 2000

To the Board of Directors of
Micron Electronics, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as Executive Vice President and Chief Operating Officer of Micron Electronics, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith



                              October 23, 2000

To the Board of Directors of
HostPro, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as Acting General Manager of HostPro, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith

                              October 23, 2000

To the Board of Directors of
Micron Commercial Computer Systems, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of Micron Commercial Computer Systems, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith



                              October 23, 2000

To the Board of Directors of
Micron PC, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of Micron PC, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith

                              October 23, 2000

To the Board of Directors of
Micron Government Computer Systems, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of Micron Government Computer Systems, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith



                              October 23, 2000

To the Board of Directors of
NetLimited, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of NetLimited, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith

                              October 23, 2000

To the Board of Directors of
Micron Internet Services, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of Micron Internet Services, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith



                              October 23, 2000

To the Board of Directors of
LightRealm, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of LightRealm, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith

                              October 23, 2000

To the Board of Directors of
Worldwide Internet Publishing Corp.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of Worldwide Internet Publishing Corp. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith



                              October 23, 2000

To the Board of Directors of
Bird on a Wire Networks, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director of Bird on a Wire Networks, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith

                              October 23, 2000

To the Board of Directors of
Micron Electronics International, Inc.

     Re:  Notice of Resignation

Dear Board of Directors:

     Please accept this letter as notice of my resignation as a director and as President of Micron Electronics International, Inc. My resignation is effective immediately.

                              Sincerely,

                              /s/

                              Jill D. Smith

                                 Attachment B
                                 ------------

                                 HOSTPRO, INC.

                          2000 EQUITY INCENTIVE PLAN

                                NOTICE OF GRANT

     This Notice of Grant (the "Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between HostPro, Inc., a Delaware corporation (the "Company"), and the participant named below (the "Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2000 Equity Incentive Plan II.

Participant:                 JILL D. SMITH
                             ---------------------------------------
Social Security Number:      ###-##-####
                             ---------------------------------------
Address:                     900 E. Karcher Road
                             ---------------------------------------
                             Nampa, Idaho 83687
                             ---------------------------------------
Total Option Shares:         125,000
                             ---------------------------------------
Exercise Price Per Share:    $1.41
                             ---------------------------------------
Date of Grant:               October 23, 2000
                             ---------------------------------------
First Vesting Date:          October 23, 2000
                             ---------------------------------------
Expiration Date:             October 23, 2001
                             ---------------------------------------
Type of Stock Option
(Check one):                 [  X  ] Incentive Stock Option to the
                                   maximum extent permitted by the Code
                             [     ] Nonqualified Stock Option

     1.   Grant of Option.  The Company hereby grants to Participant an option
          ---------------
(this "Option") to purchase the total number of shares of Common Stock, $0.01 par value per share, of the Company set forth above as Total Option Shares (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" (the "ISO") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent possible in accordance with the provisions of that section. To the extent the option does not qualify as an ISO, it shall be treated by the Company and the Participant as a Nonqualified Stock Option.

     2.   Exercise Period.
          ---------------

          2.1  Exercise Period of Option.  The Option will become vested and
               -------------------------
exercisable as to portions of the Shares as follows: (i) this Option shall not vest nor be exercisable with respect to any of the Shares until the First Vesting Date set forth on the first page of this Agreement (the "First Vesting Date"), and (ii) on the First Vesting Date the Option will become vested and exercisable as to one hundred percent (100%) of the Shares. Notwithstanding the foregoing, subject to earlier termination of the Option as provided herein, this Option may not be exercised prior to the earlier of (i) the issuance to the public of shares of Common Stock pursuant to a Form S-1 Registration Statement under the Securities Act of 1933, as amended (the "IPO"), or (ii) pursuant to Section 5(a), the occurrence of a Corporate Transaction (in any such event, the "First Exercise Date").

          2.2  Expiration.  The Option shall expire on the Expiration Date set
               ----------
forth above.

     3.   No Employment Obligation.  Nothing in the Plan or this Agreement shall
          ------------------------
confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

     4.   Manner of Exercise.
          ------------------

          4.1  Stock Option Exercise Agreement.  To exercise this Option,
               -------------------------------
Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as may be approved by the Committee from time to time (the "Exercise Agreement"), which shall set forth, inter alia, (i) Participant's election to
                                    ----- ----
exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

          4.2  Limitations on Exercise.  The Option may not be exercised unless
               -----------------------
such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

          4.3  Payment.  The Exercise Agreement shall be accompanied by full
               -------
payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;

          (b) by surrender of shares of the Company's Common Stock that (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

          (c) by waiver of compensation due or accrued to Participant for services rendered;

          (d) provided that a public market for the Company's stock exists: (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

          (e)  any other form of consideration approved by the Committee; or

          (f)  by any combination of the foregoing.

          4.4  Tax Withholding.  Prior to the issuance of the Shares upon
               ---------------
exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

          4.5  Issuance of Shares.  Provided that the Exercise Agreement and
               ------------------
payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.



          5.   CORPORATE TRANSACTIONS.
               ----------------------

          (a)  Assumption or Replacement of Options by Successor.  In the event
              -------------------------------------------------
of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, or (iv) the sale of substantially all of the assets of the Company (each, a "Corporate Transaction"), any or all outstanding Options may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Options). The successor or acquiring corporation may also issue, in place of outstanding unvested Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. Notwithstanding anything in this Section 5(a) or Section 2.1 to the contrary, the vesting and exercisability of one hundred percent (100%) of the Options held by the Participant will accelerate on the liquidation of the Company into or the merger or consolidation of the Company with Micron Electronics, Inc. ("MEI") following the sale or disposition of substantially all of the personal computer assets of MEI.

          In the event such successor or acquiring corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a Corporate Transaction described in this Subsection 5(a), then the vesting of such Options will accelerate and the Options will become one hundred percent (100%) vested and exercisable prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate in accordance with the provisions of the Plan.

          (b) Other Treatment of Options.  Subject to any greater rights granted
              --------------------------
to Participants under the foregoing provisions of this Section 5, in the event of the occurrence of any transaction described in Section 5(a) hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

          (c) Assumption of Options by the Company.  The Company, from time to
              ------------------------------------
time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under this Plan in substitution of such other company's option or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted Exercise Price.

     6.   Notice of Disqualifying Disposition of ISO Shares.  If the Option
          -------------------------------------------------
is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and (ii) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

     7.   Compliance with Laws and Regulations.  The exercise of the Option and
          ------------------------------------
the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

     8.   Nontransferability of Option.
          ----------------------------

          8.1  Nontransferability of Option.  The Option may not be transferred
               ----------------------------
in any manner other than by will or by the laws of descent and distribution or as determined by the Committee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

          8.2  All Options other than NQSO's.  All Options other than NQSO's
               ------------------------------
shall be exercisable: (i) during the Participant's lifetime, only by (A) the Participant, or (B) the Participant's guardian or legal representative; and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees.

          8.3  NQSOs.  Unless otherwise restricted by the Committee, an NQSO
               -----
shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by "permitted transfer;" and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant's lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

     9.   Company's Right of First Refusal.  Before any Vested Shares held by
          --------------------------------
Participant or any transferee of such Vested Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the "Right of First Refusal"). The Company's Right of First Refusal will terminate when the Company's securities become publicly traded.

     10.  Tax Consequences.  Set forth below is a brief summary as of the
          ----------------
Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

          10.1 Exercise of ISO.   To the extent the Option qualifies as an ISO,
               ---------------
there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

          10.2 Exercise of Nonqualified Stock Option.  To the extent the Option
               -------------------------------------
does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          10.3 Disposition of Shares.  The following tax consequences may apply
               ---------------------
upon disposition of the Shares.

               (a) Incentive Stock Options.  If the Shares are held for more
                   -----------------------
than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two
(2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

               (b) Nonqualified Stock Options.  If the Shares are held for more
                   --------------------------
than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

               (c)   Withholding.  The Company may be required to withhold from
                     -----------
the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

               10.4  Timing of Exercise.  To the extent the Option otherwise
                    ------------------
would qualify as an ISO, if any, it will nonetheless not qualify as an ISO unless the Participant is an employee of the Company or any parent or subsidiary of the Company at all times from the Date of Grant through the day three months before the date of exercise.

     11.  Privileges of Stock Ownership.  Participant shall not have any of the
          -----------------------------
rights of a stockholder with respect to any Shares until the Shares are issued to Participant.

     12.  Interpretation.  Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant for purposes of interpretation of this Agreement.

     13.  Entire Agreement.  The Plan is incorporated herein by reference.  This
          ----------------
Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof; provided, however, that in the event of any inconsistency or conflict between the terms of this Agreement and the terms of the Plan, the Agreement will control, including, without limitations, as to exercisability, and duration.

     14.  Notices.  Any notice required to be given or delivered to the Company
          -------
under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one (1) business day after deposit with any return receipt express courier (prepaid); or (iv) one
(1) business day after transmission by facsimile, rapifax or telecopier.

     15.  Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement including its rights to purchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

     16.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     17.  Acceptance.  Participant hereby acknowledges receipt of a copy of the
          ----------
Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate, effective as of the Date of Grant.


HOSTPRO, INC.                       PARTICIPANT

By: /s/                             /s/
    ---------------------------     ----------------------------
                                    (Signature)

Joel J. Kocher                      Jill Smith
-------------------------------     ----------------------------
(Please print name)                 (Please print name)

Chairman and CEO
-------------------------------
(Please print title)



                  [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

                                 Attachment C
                                 ------------

                               RELEASE OF CLAIMS

     This Release of Claims (the "Release") is made and executed by me, Jill D. Smith, in connection with the termination of my employment with Micron Electronics, Inc. ("MEI") and HostPro, Inc. ("HostPro"), and in consideration of my receiving valuable benefits as provided for in that certain Letter Agreement dated October 20, 2000 (the "Letter Agreement"). These benefits are substantial consideration to which I am not otherwise entitled.

     I, Jill D. Smith, on behalf of myself and my spouse, heirs, administrators and assigns, hereby release MEI and HostPro, their parents, subsidiaries and related corporations, affiliates, or joint venturers and all officers, directors, employees, agents, and insurers of the aforementioned (collectively the "Company") from any and all liability, damages or causes of action, whether known or unknown relating to my employment with the Company or the termination of that employment, including but not limited to any claims for additional compensation in any form, or damages. This specifically includes, but is not limited to, all claims for relief or remedy under any state or federal laws, including but not limited to ERISA (29 USC (S) 1001, et seq.), Title VII of the Civil Rights Act of 1964, the Post-Civil War Civil Rights Acts (42 USC (S)(S) 1981-1988), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act, the Older Workers' Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Vietnam Era Veterans' Readjustment Assistance Act, the Fair Labor Standards Act, Executive Order 11246, all as amended, and the civil rights, employment and labor laws of Idaho, California, or any other state and the United States.

     I hereby acknowledge that I have read and understand section 1542 of the Civil Code of the State of California, which reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

I hereby expressly waive and relinquish all rights and benefits under section 1542 of the Civil Code of the State of California and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted in this Release.

     This Release shall not apply to the obligations of MEI and HostPro under the Letter Agreement, nor the obligations of MEI under Section 10 of the Employment, Severance, and Noncompete Agreement between MEI and me, dated March 22, 1999. I hereby covenant not to sue, initiate, or continue any legal or administrative proceeding with regard to any or all claims released herein.

     This Release shall not affect any rights that I may have under any medical insurance, disability, workers' compensation, unemployment compensation, stock or retirement plans maintained by the Company including , without limitation, the HostPro 2000 Equity Incentive Plan II and the Micron Electronic, Inc. 1995 Stock Option Plan.

     I understand and agree that the Company will take withholding for payroll taxes out of any payments made to me under the Letter Agreement on the same basis as if I were on active payroll status during the time payments are made. I further understand and agree that the Company has made no representations to me about the tax treatment of any payments made under the Letter Agreement and that I am solely responsible for the payment of state and federal taxes due on any amounts paid to me under the Letter Agreement, including any penalties.

     I acknowledge that I have been given at least twenty-one (21) days to consider my election to accept benefits under the Letter Agreement and to sign this Release; that I am being provided with a period of seven (7) days following execution of this Release in which I may revoke, at my sole election, my acceptance of the Letter Agreement and this Release; and that unless I so revoke, the Letter Agreement and my Release will be fully effective and irrevocable seven (7) days after they are signed. I further understand that the Company is not obligated to give me any benefits under the Letter Agreement or the Employment Agreement until the revocation period has passed without my exercising the right to revoke this Release and the Letter Agreement.

     I acknowledge that I have had time to consider the alternatives and consequences of my election to receive benefits under the Letter Agreement and of signing the Release; that I am aware of my right to consult an attorney or financial advisor at my own expense; and that, in consideration for executing this Release and my election to receive benefits under the Letter Agreement, I have received additional benefits and compensation of value to which I would not otherwise be entitled.

     I HAVE READ THE FOREGOING RELEASE. I UNDERSTAND THE EFFECT OF THIS RELEASE AND I VOLUNTARILY ENTER INTO IT AT THIS TIME.

     Every provision of this Release is intended to be severable. In the event any term or provision contained in this Release is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other terms and provisions of this Release which shall continue in full force and effect.



Dated:  October 20, 2000


    /s/
--------------------------
Jill D. Smith (Signature)

                                 Attachment D
                                 ------------

                               RELEASE OF CLAIMS
                               -----------------

     This Release of Claims("the Release") is made and entered into as of this 7th day of November, 2000, by Micron Electronics, Inc., a Minnesota corporation ("MEI"), and its wholly owned subsidiary Host Pro, Inc., a Delaware corporation ("Host Pro"), in favor of Jill D. Smith, an individual residing at 17 Union Park, Boston, MA 02118 ("Smith").

     WHEREAS, Smith and MEI have entered into a Letter Agreement dated October 20, 2000, pursuant to which MEI has accepted her resignation as an employee and officer of MEI and HostPro, under an Employment Agreement between MEI and Smith dated March 22, 1999 (the "Employment Agreement"); and

     WHEREAS, pursuant to the Letter Agreement, MEI and Host Pro have agreed to deliver this Release to Smith.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of MEI and HostPro, on behalf of itself and its parents, subsidiaries and the respective shareholders, officers, directors, employees, agents, servants, representatives, attorneys, successors and assigns of each of them, hereby releases, remises, and forever discharges Smith and her heirs, successors and assigns, and each of the forgoing from any and all claims, demands, controversies, liabilities, damages, debts, obligations, costs, expenses, attorneys' fees, actions and causes of action, of any kind and nature, known or unknown, suspected or unsuspected, in law or in equity, arising out of any acts, omissions, events, or occurrences from the beginning of time to the date of this Release, including, without limitation, any and all such claims which relate to or otherwise arise from her relationship as an officer, employee or director by MEI or HostPro or any of their affiliates; provided, however, this Release shall not apply to any of Smith's obligations under the Letter Agreement and the Employment Agreement, including her obligations under Section 9 of the Employment Agreement, as amended or modified by the Letter Agreement. Each of the undersigned covenant not to sue, initiate or continue any legal or administrative proceedings with regard to any claim released hereby.

     IN WITNESS WHEREOF, each of the undersigned caused this Release to be executed on its behalf by a duly authorized officer on this 7th day of November, 2000.


HOSTPRO, INC.                         MICRON ELECTRONICS, INC.


By:  /s/                              By:  /s/
   ------------------------------        ---------------------------------------

Name:  Dennis N. Cavender             Name:  JoAnne S. Pfeifer

Title:  Vice President & Chief        Title:  Vice President of Administration &
        Financial Officer                     Corporate Secretary